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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 1 to Registration Statement No. 333-11895 of Cinemark USA, Inc. on Form S-4 of our report dated March 12, 1996 appearing in the Prospectus for $200,000,000 9-5/8% Series B Senior Subordinated Notes due 2008, which is part of such Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ DELOITTE & TOUCHE LLP
-------------------------
DELOITTE & TOUCHE LLP
Dallas, Texas

October 9, 1996